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[LOGO]                     515 South Flower Street          Phone: 213 977 3200
                        Los Angeles, California 90071

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Independent Auditors" and "Financial Statements", and to the use of our report dated August 19, 1996, in Post-Effective Amendment No. 4 under the Securities Act of 1933 and Amendment No. 5 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A) and related Statement of Additional Information of Time Horizon Funds.


                                          /s/ Ernst & Young LLP


Los Angeles, California
May 1, 1997